SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	27-0994125
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

50606 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MINNESOTA	55474
(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-161752
SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class to be so Registered	Name of Each Exchange on Which
Each Class is to be Registered

COMMON STOCK, $0.01 PAR VALUE PER SHARE	THE NEW YORK STOCK EXCHANGE
SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
NONE

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2 EXHIBITS.
SIGNATURES

INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     Incorporated by reference herein is the section entitled “Description of Common Shares” contained in the Registrant’s registration statement on Form N-2 originally filed with the Securities and Exchange Commission on September 4, 2009 (Registration Nos. 333-161752 and 811-22328), as amended (“Registration Statement”) under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended. In addition, incorporated by reference herein is information relating to the Registrant’s common stock, par value $0.01 per share, under the caption “Anti-Takeover and Other Provisions of the Maryland General Corporation Law and the Fund’s Charter and Bylaws” in the Registration Statement.
ITEM 2 EXHIBITS.
Not applicable.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.
Date: November 16, 2009	By:	/s/ Patrick T. Bannigan
		Name:	Patrick T. Bannigan
		Title:	President